Exhibits 99.25

AMENDED AND RESTATED

TITLEPOINT SOFTWARE DEVELOPMENT

AND PROPERTY ALLOCATION AGREEMENT

This AMENDED AND RESTATED SOFTWARE DEVELOPMENT AND PROPERTY ALLOCATION AGREEMENT (the “Agreement”) is made and entered into as of February 1, 2006 (the “Effective Date”), by and between ROCKY MOUNTAIN SUPPORT SERVICES, INC., an Arizona corporation (“RMSS”) and PROPERTY INSIGHT, LLC, a California corporation (“PI”).

W I T N E S S E T H:

WHEREAS, RMSS owns all intellectual property rights in and to TitlePoint, which was formerly known as PI2, and which is separate from TitlePoint Express, which is outside the scope of this Agreement (the “Software”);

WHEREAS, the parties agree that, subject to the terms herein, PI shall pursue completion of Releases 1.0, 2.0, and 3.0 of the Software and deliver to RMSS those versions of the Software which will perform in accordance with the specifications described in Schedule A to this Agreement or any mutually agreed upon changes to the specifications as described in Section 1.1 below  (the “Specifications”), and the related documentation describing the Software and those Specifications (“Releases 1.0, 2.0, and 3.0 of the Software”);

WHEREAS, PI is willing to undertake such development on the terms herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the parties agree as follows:

1.                                       DEVELOPMENT & DELIVERY UNDERTAKING OF RELEASES 1.0 AND 2.0 OF THE SOFTWARE

1.1                                 RMSS has confirmed the acceptability of the Specifications to Releases 1.0 and 2.0 as described on Schedule A.  The estimated delivery dates and fee caps described in this Agreement shall remain unchanged.

1.2                                 During the term, either party may propose changes to the Specifications but no change to the Specifications shall be adopted without written agreement of both parties.

1.3                                 PI shall continue to expend at least that level of effort and resources used prior to the Effective Date, which shall at least represent a reasonable level of effort and resources that are necessary to enable PI to perform and complete its obligations under this Agreement, in development hereunder of Releases 1.0 and 2.0 of the Software with the goal of producing, no later than the target dates set forth in Schedule A, attached hereto, Releases 1.0 and 2.0 of Software satisfying the Specifications in all material respects together with basic documentation (“Documentation”).

1.4                                 Designated representatives of PI and RMSS shall meet monthly or as otherwise agreed during the term hereof to discuss the status of Releases 1.0 and 2.0 of the Software development. PI shall provide to RMSS, in a format mutually agreed upon by the parties and within one (1) day of the monthly meeting, a written status report describing of Releases 1.0 and 2.0 of the Software and Documentation development progress.

1.5                                 Upon delivery of each proposed Releases 1.0 or 2.0 of the Software and Documentation to RMSS by PI, RMSS shall have a period of forty-five (45) days to test such release of the Software in accordance with the testing scripts described in Schedule B attached hereto to confirm that it performs in accordance with its Specifications.  If RMSS reasonably believes that any such release of the Software does not perform in accordance with its respective Specifications, RMSS shall so inform PI in a detailed writing of the areas of nonconformance.  PI shall use reasonable efforts to revise the appropriate release of the Software to make it conform to its respective Specifications, and RMSS shall cooperate with such efforts as reasonably requested by PI.  Both parties will cooperate in good faith to apply the above testing criteria for the Releases 1.0 and 2.0 of the Software.  Upon RMSS’ confirmation that a release of the Software has successfully performed in accordance with the Specifications, which confirmation will not be unreasonably withheld or delayed, the Software will be deemed “Accepted.”  After the earlier to occur of (a) RMSS uses the Software in general production (which does not include production use at a limited number of sites during the forty-five (45) day testing period) and (b) RMSS’ testing shows no severity one and two errors, any additional work requested by RMSS and performed by PI to conform the Software to the Specifications shall be done on a time and materials basis without regard to the fee cap.

1.6                                 Upon the earlier of Acceptance of Releases 1.0 and 2.0 of the Software or RMSS using Releases 1.0 and/or 2.0 of the Software in general production, RMSS grants to PI, a perpetual, irrevocable, non-terminable, transferable, and nonexclusive worldwide license to use, reproduce, exploit, sell services from, sublicense, operate, alter, modify, adapt, distribute, create derivative works from, display and access that release of the Software, and including the right to create derivative works and the right to sublicense use of the Software to third parties.  Additionally, upon Acceptance of each release of the Software, PI shall update, purge and maintain such release of the Software under and in accordance with the terms and conditions of that certain Title Plant Maintenance Agreement dated as March 4, 2005 between PI, Security Union Title Insurance

Company, Chicago Title Insurance Company, and Ticor Title Insurance Company and Exhibit B thereof shall be automatically amended to include any Accepted development work performed under this Agreement.

1.7                                 Upon request of RMSS from time to time, but not more than once in each calendar quarter, PI shall deliver to RMSS a copy of the current relevant work product of Releases 1.0 and 2.0 of the Software, including source code (in a format reasonably requested by RMSS), and a copy of Documentation theretofore developed by PI.  Regardless of RMSS request, the same duty of delivery shall be due as of, and within fifteen days following, RMSS’ Acceptance of each release of the Software.  The parties agree that the failure of PI to comply with this Section 1.7 will result in irreparable harm to RMSS, which harm is not capable of full compensation by the payment of monetary damages, and therefore, RMSS shall be entitled to seek the granting of injunctive relief, including, but not limited to a preliminary injunction, without the requirement of RMSS’ posting of bond to address any such failure by PI.

2.                                       DEVELOPMENT & DELIVERY UNDERTAKING OF RELEASE OF THE SOFTWARE

2.1                                 Within ninety days after the Effective Date, PI shall deliver to RMSS completed written detailed specifications for Release 3.0 (the “Specifications for Release 3.0”), substantially in the form of Schedule A, provided that, upon mutual agreement of the Parties, this delivery date may be extended for an additional thirty days.  RMSS shall have a period of up to thirty days following the date on which the Specifications for Release 3.0 are delivered to RMSS to confirm the acceptability of the Specifications.  Upon such confirmation, the Specifications for Release 3.0 as so accepted shall become the final Schedule A-1 to this Agreement.  If RMSS provides the acceptability confirmation without proposing material changes to such Specifications, then the estimated delivery dates and fee caps described in the draft Schedule A-1 attached to this Agreement shall remain unchanged.  If, however, RMSS proposes material changes to the Specifications for Release 3.0, then the estimated delivery date and fee caps described in this Agreement shall not apply, and the parties shall use their commercially reasonable best efforts to develop and agree upon new mutually agreed upon Specifications for Releases 3.0 of the Software, consistent in all respects herewith, and to agree to new applicable delivery dates and fee caps as soon as reasonably practicable thereafter

2.2                                 If a written Specification is not agreed between the parties by a date no later than sixty (60) days from the date that PI delivers the Specifications for Release 3.0, either party shall have the right to terminate the Release 3.0 development effort upon ten (10) days notice. If RMSS elects to so terminate, it shall reimburse PI for the unamortized cost of any hardware or software that PI may have purchased with RMSS’ specific prior written approval in order to perform services hereunder prior to such termination date.

2.3                                 During the term, either party may propose changes to the Specifications but no change to the Specifications shall be adopted without written agreement of both parties.

2.4                                 PI shall expend at least that level of effort and resources used prior to the Effective Date, which shall at least represent a reasonable level of effort and resources that are necessary to enable PI to perform and complete its obligations under this Agreement, in development hereunder of Release 3.0 of the Software with the goal of producing, no later than the target dates agreed to between the parties, Release 3.0 of Software satisfying the Specifications in all material respects together with basic Documentation.

2.5                                 Designated representatives of PI and RMSS shall meet monthly or as otherwise agreed during the term hereof to discuss the status of Release 3.0 of the Software development. PI shall provide to RMSS, in a format mutually agreed upon by the parties and within one (1) day of the monthly meeting, a written status report describing Release 3.0 of the Software and Documentation development progress.

2.6                                 Upon delivery of each proposed Release 3.0 of the Software and Documentation to RMSS by PI, RMSS shall have a period of forty-five (45) days to test such release of the Software in accordance with the testing scripts described in Schedule B attached hereto to confirm that it performs in accordance with its Specifications.  If RMSS reasonably believes that any such release of the Software does not perform in accordance with its respective Specifications, RMSS shall so inform PI in a detailed writing of the areas of nonconformance.  PI shall use reasonable efforts to revise the appropriate release of the Software to make it conform to its respective Specifications, and RMSS shall cooperate with such efforts as reasonably requested by PI.  Both parties will cooperate in good faith to apply the above testing criteria for the Release 3.0 of the Software.  Upon RMSS’ confirmation that a release of the Software has successfully performed in accordance with the Specifications, which confirmation will not be unreasonably withheld or delayed, the Software will be deemed “Accepted.”  After the earlier to occur of (a) RMSS uses the Software in general production (which does not include production use at a limited number of sites during the forty-five (45) day testing period) and (b) RMSS’ testing shows no severity one and two errors, any additional work requested by RMSS and performed by PI to conform the Software to the Specifications shall be done on a time and materials basis without regard to the fee cap.

2.7                                 Upon the earlier of Acceptance of Release 3.0 of the Software or RMSS using Release 3.0 of the Software in general production, RMSS grants to

PI, a perpetual, irrevocable, non-terminable, transferable, and nonexclusive worldwide license to use, reproduce, exploit, sell services from, sublicense, operate, alter, modify, adapt, distribute, create derivative works from, display and access that release of the Software, and including the right to create derivative works and the right to sublicense use of the Software to third parties.  Additionally, upon Acceptance of each release of the Software, PI shall update, purge and maintain such release of the Software under and in accordance with the terms and conditions of that certain Title Plant Maintenance Agreement dated as March 4, 2005 between PI, Security Union Title Insurance Company, Chicago Title Insurance Company, and Ticor Title Insurance Company and Exhibit B-1 thereof shall be automatically amended to include any Accepted development work performed under this Agreement.

2.8                                 Upon request of RMSS from time to time, but not more than once in each calendar quarter, PI shall deliver to RMSS a copy of the current relevant work product of Release 3.0 of the Software, including source code (in a format reasonably requested by RMSS), and a copy of Documentation theretofore developed by PI.  Regardless of RMSS request, the same duty of delivery shall be due as of, and within fifteen days following, RMSS’ Acceptance of each release of the Software.  The parties agree that the failure of PI to comply with this Section 2.8 will result in irreparable harm to RMSS, which harm is not capable of full compensation by the payment of monetary damages, and therefore, RMSS shall be entitled to seek the granting of injunctive relief, including, but not limited to a preliminary injunction, without the requirement of RMSS’ posting of bond to address any such failure by PI.

3.                                       DEVELOPMENT OF SOFTWARE BEYOND RELEASE 3.0 OF THE SOFTWARE

3.1                                 On a mutually agreeable time after the Effective Date and from time to time thereafter, the parties shall promptly commence meeting, on a schedule to be agreed at that time, to discuss the features, functions, timing and cost of any new development of the Software, including the cost and timeline for the conversion of additional counties and data beyond those counties scoped for Release 3.0.  Any additional development after the Acceptance of Release 3.0 of the Software will require written agreement of the parties on the features, functions, timing and cost.

3.2                                 In the event that at any time the parties do not agree to continue their joint development arrangement on the Software within forty-five (45) days after the Acceptance of the last Release or other development deliverable, then for the two year period following the last Acceptance and when requested by RMSS, PI agrees to offer and provide access to RMSS to subsequent releases of PI internally developed Software on commercially reasonable financial and other terms.

4.             TERM

4.1           Unless earlier terminated as contemplated herein, this Agreement shall continue until forty-five (45) days after Acceptance of Release 3.0 or any agreed Release or development there after, without the parties agreeing in writing on PI performing any further development work for RMSS under this Agreement (the “Term”).  Neither termination nor expiration shall terminate any obligations accrued hereunder prior to such time.

5.             COMPENSATION

5.1                                 RMSS agrees to pay PI the fees and pass-through expenses (such as travel and entertainment expenses) described in Schedule C, attached hereto, which amount RMSS shall pay to PI within thirty (30) days of receipt of invoice.

5.2                                 Schedule A identifies target completion dates for each of Release 1.0 and 2.0 of the Software.  When completed and attached hereto, Schedule A-1 will identify target completion dates for Release 3.0 of the Software.

5.3                                 Any related professional services for integration, open order and/or data plant conversion, implementation, hosting, or special training assistance shall be performed pursuant to a further agreement between the parties.  In the event that RMSS decides to run the Software in its own environment, RMSS shall bear the costs of any third party hardware and software necessary to establish and run the Software in its environment.

6.             ADDITIONAL OR CHANGED SERVICES

6.1                                 Either party may from time to time request the other party to change the Specifications, and RMSS may from time to time request PI to perform services that are not specified herein (“Additional or Changed Services”).  Upon receipt of this request, the parties agree to meet and work together to consider this request.  If the parties agree, then they shall prepare and enter into an appropriate amendment.  Conversely, if the parties can not agree, then each party shall have the right to undertake such Additional or Changed Services on its own without sharing such work with the other party.  PI shall not be required to commence, nor shall RMSS be liable to pay for, any Additional or Changed Service unless and until PI and RMSS have entered into an applicable amendment.

7              TITLE IN SOFTWARE AND DEVELOPMENTS

7.1                                 Releases 1.0, 2.0, and 3.0 of the Software, and any future release developed under this Agreement, will be and will remain the exclusive property of RMSS.  Enhancements or modifications to the Software and related documentation performed hereunder shall be and remain the exclusive property of RMSS or its third party licensor.  PI agrees that each item of PI work product hereunder, including without limitation software, data bases, files, compilations, logs and reports is, to the extent applicable, a “work made for hire” as defined under U.S. copyright law and that, as a result, RMSS shall own all copyrights in such work product as it arises or otherwise comes into being.  To the extent that such work product does not qualify as a work made for hire under applicable law, and/or to the extent that any of the foregoing includes content subject to copyright, patent, trademark, trade secret, or other intellectual property rights, PI hereby continuously assigns to RMSS, its successors and assigns, all right, title and interest in and to any such work product  as the same arises or otherwise comes into being during the Term, including all copyrights, patents, trademarks, trade secrets, and other proprietary rights therein (including renewals thereof). From time to time during or following the Term, PI shall execute and deliver to RMSS such additional instruments, and take such other actions, as RMSS may reasonably request to confirm, evidence or carry out the grants of rights contemplated by this paragraph.

7.2                                 RMSS and PI shall each be the sole and exclusive owner of all trade secrets, patents, copyrights, and other proprietary rights owned by each of them prior to entering into this Agreement.

8.             PI COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1           PI covenants, represents and warrants as follows:

8.1.1        the service to be provided to RMSS hereunder shall be performed in a professional and workmanlike manner;

8.1.2        the Software development shall reflect solely the original work product of PI unless the inclusion of third-party source code materials is embedded in the Software and is otherwise disclosed in writing in advance to RMSS;

8.1.3        If the services of a consultant or contractor are used by PI in connection with development of the Software, PI shall secure all necessary agreements to assure that (i) the title to its work product vests in PI and, pursuant hereto, in RMSS, and that (ii) consultant or contractor is bound to the duties of confidentiality reasonably similar to those described in this Agreement;

8.1.4        the Software developed hereunder shall not infringe or misappropriate any intellectual property rights, including without limitation, copyrights, trademarks, trade secrets or patents, or contractual rights of any third party;

8.1.5        (a) it has the power and corporate authority to enter into and perform this Agreement, (b) its performance of this Agreement does not and will not violate any governmental law, regulation, rule or order, contract, charter or by-law; (c) it has received no written notice of any third party claim or threat of a claim alleging that any part of the Software infringes the rights of any third party in any of the United States, and (d) each item of  Software developed hereunder shall be delivered free of undisclosed trapdoors, Trojan horses, time bombs, time outs, spyware, viruses or other code which, with the passage of time, in the absence of action or upon a trigger, would interfere with the normal use of, or access to, any file, datum or system.

8.2                                 THE EXPRESS WARRANTIES SET FORTH IN THIS PARAGRAPH ARE THE ONLY WARRANTIES HEREUNDER; THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  THESE WARRANTIES SURVIVE THE TERM OF THIS AGREEMENT.

9.             CONFIDENTIALITY.

9.1                                 Proprietary Information (i) shall be deemed the confidential property of the disclosing party (or the party for whom such data was collected or processed, if any), (ii) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement and any ancillary agreements, and (iii) shall be protected by the receiving party in accordance with the terms of this Section 9. This Section 9 shall survive the term.

9.2                                 Except as set forth in this Section, neither party shall disclose the Proprietary Information of the other party in whole or in part, including derivations, to any third party except as contemplated herein.  In no event shall source code for the Software or derivative works be shared with any third party except under a perpetual duty of nondisclosure.  If the parties agree to a specific nondisclosure period for a specific document, the disclosing party shall mark the document with that nondisclosure period. In the absence of a specific period, the duty of confidentiality for object code versions of the Software and related Documentation shall extend for a period of (5) five years from disclosure.  Proprietary Information shall be held in confidence by the receiving party and its employees, and shall be disclosed to only those of the receiving party’s employees and professional advisors who have a need for it in connection with the administration and implementation of this Agreement.  Each party shall use the same degree of care and afford the same protections to the Proprietary Information of the other party as it uses and affords to its own Proprietary Information.

9.3                                 Proprietary Information shall not be deemed proprietary and, subject to the carve-out below, the receiving party shall have no obligation of nondisclosure with respect to any such information which:

9.3.1        is or becomes publicly known through no wrongful act, fault or negligence of the receiving party;

9.3.2        was disclosed to the receiving party by a third party that was free of obligations of confidentiality to the party providing the information;

9.3.3        is approved for release by written authorization of the disclosing party;

9.3.4        was known to the receiving party prior to receipt of the information; or

9.3.5        is publicly disclosed pursuant to a requirement or request of a governmental agency, or disclosure is required by operation of law.

9.4                                 The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those employees of the parties with a need to know the contents of this Agreement or as required by law or national stock exchange rule.  In no event may this Agreement be reproduced or copies shown to any third parties (except counsel, auditors and professional advisors) without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event the respective parties agree to exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

9.4.1        In addition, each party shall give notice to the other party of any demands to disclose or provide Proprietary Information of the other party under or pursuant to lawful process prior to disclosing or furnishing such Proprietary Information, and shall cooperate in seeking reasonable protective arrangements.

10.           GOVERNING LAW; DISPUTE RESOLUTION

10.1                           This Agreement shall be governed by, and construed in accordance with, the laws of Florida. The parties hereby submit to the personal jurisdiction of the state and federal courts in the State of Florida for the purpose of adjudication of all matters arising hereunder or relating hereto which may be the subject of litigation between the parties.

10.2                           If, prior to the termination of this Agreement, a dispute arises between RMSS and PI with respect to the terms and conditions of this Agreement,

or any subject matter governed by this Agreement, such dispute shall be settled as set forth in Sections 9.3-9.7 of this Section 9.

10.3                           The parties shall escalate and negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved between the parties at the level where the issue is discovered and has immediate impact. Escalation shall be by written notice to the other party and to the movant’s president. Such president (or his or her designee) shall attempt to resolve such a dispute within twenty (20) days of the initial communication between them on the topic of the dispute (which may be by notice). The location, format, frequency, duration and termination of these discussions shall be left to the discretion of the representatives involved.  If such parties do not resolve the underlying dispute within such twenty (20) day period, then either party may notify the other in writing that the dispute is to be elevated to binding arbitration.

10.4                           All discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in any subsequent proceedings between the parties.  Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

10.5                           Either party may request arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim.  Such arbitration shall be governed by the then current version of the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association.  The Arbitration will be conducted in Jacksonville, Florida in front of one mutually agreed upon arbitrator.

10.6                           Each party shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses. Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the parties.

10.7                           Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

11.           INDEMNIFICATION

11.1                           Each party (in this context, the “Indemnitor”) shall defend, indemnify, and hold harmless the other, its officers, directors, agents, and employees

(collectively, “Indemnitees”) against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred by reason of claims of third parties against any of the Indemnitees based on any Indemnitor use of, or related Indemnitor representations or assurances with respect to, the Software to such third party (or any derivative work developed by or for the Indemnitor).

11.2                           PI shall defend, indemnify, and hold harmless RMSS against all costs, expenses and losses (including reasonable attorneys’ fees and costs) incurred by reason of claims of third parties arising from the breach of Section 8.1.2, 8.1.3, or 8.1.4 hereof.

12.           TERMINATION AND LIMITATION OF LIABILITY

12.1                           The parties may terminate this Agreement upon mutual agreement by written consent.

12.2                           If either party fails to perform any of its material obligations under this Agreement and does not cure such failure within thirty (30) days of receipt (or, if a cure could not reasonably be completed in thirty days, but the other party is diligently pursuing a cure, then within sixty (60) days) of notice of default, then the other party may terminate this Agreement effective on the last day of the cure period.

12.3                           EACH PARTY SHALL BE LIABLE TO THE OTHER FOR ALL DIRECT DAMAGES ARISING OUT OF OR RELATED TO ANY CLAIMS, ACTIONS, LOSSES, COSTS, DAMAGES AND EXPENSES RELATED TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.  SUBJECT TO SECTION 12.4 BUT NOTHWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY OT THE OTHER FOR DAMAGES, WHETHER ARISING IN CONTRACT, TORT, EQUITY, NEGLIGENCE OR OTHERWISE EXCEED THE AMOUNT OF FEES PAID BY RMSS TO PI PURSUANT TO THIS AGREEMENT OVER THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

12.4                           IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER.

13.                                 NOTICES

13.1                           Except as otherwise provided under this Agreement, all notices, demands or requests or other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be deemed to have been duly given when received by the designated recipient.  Written notice may be delivered in person or sent via reputable courier service and addressed as set forth below:

If to RMSS:	Rocky Mountain Support Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: President

with a copy to:	Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: General Counsel

If to PI:	Property Insight, LLC
601 Riverside Ave.
Jacksonville, FL 32204
Attn: President

with a copy to:	Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: General Counsel

13.2                           The address to which such notices, demands, requests, elections or other communications are to be given by either party may be changed by written notice given by such party to the other party pursuant to this Section.

14.           MISCELLANEOUS

14.1                           Waiver.  No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same of other provisions of this Agreement.

14.2                           Severable Agreement.  If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from this Agreement.

14.3                           Integrated Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes and integrates all prior and contemporaneous agreements, representations and understandings of the parties, oral and written, pertaining to the subject matter hereof.  No supplement, modification or amendment of this Agreement shall be binding unless in a writing executed by both parties.

14.4                           Headings.  Headings used herein are for the convenience of the parties and shall not be deemed part of the agreement or used in its construction.

14.5                           Assignment.  This Agreement may not be assigned by either of the parties without the prior written consent of the other party, provided, however, that the parties hereby agree and acknowledge that, upon the consummation of the merger transaction contemplated by the Agreement and Plan of Merger dated September 14, 2005 among Certegy Inc., C Co Merger Sub, LLC, and Fidelity National Information Services, Inc. then to the extent applicable for purposes of this Agreement, C Co Merger Sub, LLC shall be a permitted successor or assignee of PI.  Any purported assignment in breach of the foregoing shall be without legal effect to assign this Agreement.  This Agreement is binding on the successors and permitted assigns of each party.

14.6                           Relationship of Parties.  Nothing herein is intended to create, and shall not be asserted or construed to create, a joint venture, partnership or agency of any nature between the parties. Except as specifically set forth herein, each party assumes sole and full responsibility for its acts and the acts of its directors, officers, employees, agents and affiliates. Neither party has any authority to make commitments or enter into contracts on behalf of, bind, or otherwise obligate the other party in any manner whatsoever except as specifically set forth herein.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Rocky Mountain Support Services, Inc.		Property Insight, LLC

By	/s/ Raymond R. Quirk	By	/s/ Michael L. Gravelle
Raymond R. Quirk		Michael L. Gravelle
Chief Executive Officer		Senior Vice President